Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of $400,000,000 principal amount of its 3.75% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2050, under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-236742) and a related prospectus supplement filed with the Securities and Exchange Commission and dated November 19, 2020 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$45,000
Services of Independent Registered Public Accounting Firms	45,000
Trustee Fees and Expenses	15,000
Legal Fees and Expenses	75,000
Rating Agency Fees	654,000
Printing and Delivery Expenses	8,000
Miscellaneous Expenses	15,000
Total	$857,000